UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALERE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was first sent to employees beginning on February 1, 2016.

February 1, 2016

ABBOTT TO ACQUIRE ALERE

Dear Team,

I am writing to share some exciting news with you about our Company. This morning, we announced that we are being acquired by Abbott. Upon completion of the transaction, Alere will become a subsidiary of Abbott.

We believe Abbott is an ideal partner for Alere. As you may know, Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare, with a portfolio of leading offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals. With a more than 60-year history in diagnostics, Abbott currently offers a broad range of innovative diagnostics instrument systems and solutions for hospitals, reference labs, molecular labs, blood banks, physician offices, and clinics. Their diagnostics business operates in over 100 countries serving more than 22,000 customers.

Joining with Abbott marks the beginning of a new chapter in our history and will allow Alere to continue to fulfill our mission of improving clinical outcomes and reducing healthcare costs as part of a larger, stronger organization. By combining our unmatched point of care diagnostic technology with Abbott’s scale and capabilities, the combined company will be well positioned to access and accelerate growth and operate in the full spectrum of the $50 Billion global diagnostics market.  We are excited to join forces with Abbott and are confident that our shared dedication to operational excellence and innovation will make this an ideal fit.

In 2014, we embarked on a new journey together behind a vision, Knowing now matters.™ Together, we set about focusing our business on its strengths in the service of our customers all around the world. We purposefully positioned our leading platforms and oriented our new innovations to launch into fast growing markets and last year alone we delivered over 1.4 Billion tests globally. We have reached many milestones together including the launch of Alere i, which has created a revolution by bringing molecular diagnostic testing to the outpatient setting.

Together we have also built a stronger and more capable public company, using our resources more effectively to deliver greater returns to our shareholders and improve our future financial prospects in doing so. One Alere has seen us become a better team, learning and performing better together each and every day.

Our work has been supported by a very committed Chairman in Gregg Powers and a supportive Board of Directors. Together with our Executive Team, we are all convinced that this next step in joining Abbott will help Alere and all of its employees reach our full potential. We also believe the full potential of our technologies will be realized in time to bring an even more positive impact in healthcare around the world. We are about to enter an exciting new era for our company and each of you should be proud of what we have accomplished together.

We expect to complete the transaction by the end of 2016, subject to regulatory review, stockholder approval and customary closing conditions. Until then, Alere and Abbott will continue to operate as two separate companies and it remains business as usual here at Alere. That means each of us has a responsibility to stay focused on our business objectives and day-to-day responsibilities so that we can continue to provide the exceptional products and services that our customers have come to expect from us.

Along with Abbott we are committed to making this transition as smooth as possible. As it is early in the process, there are still a lot of details for the management teams of both companies to work through. We recognize that you may have many questions regarding what this transaction means for you and we are committed to keeping you informed. We will be hosting a Global Town Hall at 5 PM ET today to answer any questions you may have.  Please check your Outlook calendar for webcast details.

On behalf of the Board and Executive Team, I want to thank you for your hard work in making Alere the company that it is today and for making this leap forward for our Company possible. On a personal note  I’m truly grateful for the opportunity to have worked alongside you these past years and look forward to a bright future for our team within a wonderful new organization where I’m sure Knowing now matters will continue to drive meaning and purpose to what we strive for every day.

Thank you for your commitment to Alere.

Namal

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott. In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction.  Information about Alere’s directors and executive officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2015, and its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, which was filed with the SEC on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015. Information concerning the interests of Alere's participants in the solicitation, which may, in some cases, be different than those of Alere's stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements, including, (i) the risk that the proposed merger with Abbott may not be completed; (ii) the failure to receive the required approval of the proposed merger by Alere’s stockholders; (iii) the failure to receive any required regulatory approvals for the proposed merger or any conditions placed on such approvals; and (iv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.